RESTATED BY-LAWS

OF

SMITH BARNEY DISCIPLINED SMALL CAP FUND, INC.

A Maryland Corporation

ARTICLE I

STOCKHOLDERS

	SECTION 1. Annual Meetings. No annual meeting of the stockholders of the Corporation shall be held unless required by applicable law or otherwise determined by the Board of Directors. An annual meeting may be held at any place within the United States as may be determined by the Board of Directors and as shall be designated in the notice of the meeting, and at the time specified by the Board of Directors. Any business of the Corporation may be transacted at an annual meeting without being specifically designated in the notice unless otherwise provided by statute, the Corporation's Articles, as amended or supplemented (the "Articles"), or these By-Laws.

	SECTION 2. Special Meetings. Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Corporation's Articles, may be held at any place within the United States, and may be called at any time by the Board of Directors or by the President, and shall be called by the Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of stockholders entitled to cast at least 10 (ten) percent of the votes entitled to be cast at the meeting upon payment by such stockholders to the Corporation of the reasonably estimated cost of preparing and mailing a notice of the meeting (which estimated cost shall be provided to such stockholders by the Secretary of the Corporation). Notwithstanding the foregoing, unless requested by stockholders entitled to cast a majority of the votes entitled to be cast at the meeting, a special meeting of the stockholders need not be called at the request of stockholders to consider any matter which is substantially the same as a matter voted on at any special meeting of the stockholders held during the preceding 12 (twelve) months. A written request shall state the purpose or purposes of the proposed meeting.

	SECTION 3. Notice of Meetings. Written or printed notice of the purpose or purposes and of the time and place of every meeting of the stockholders shall be given by the Secretary of the Corporation to each stockholder of record entitled to vote at the meeting, by placing the notice in the mail at least 10 (ten) days, but not more than 90 (ninety) days, prior to the date designated for the meeting addressed to each stockholder at his address appearing on the books of the Corporation or supplied by the stockholder to the Corporation for the purpose of notice. Notice by mail shall be deemed to be duly given when deposited in the U.S. mail addressed to the shareholder at the shareholders address as it appears on the records of the corporation , with postage thereon prepaid. The notice of any meeting of stockholders may be accompanied by a form of proxy approved by the Board of Directors in favor of the actions or persons as the Board of Directors may select. Notice of any meeting of stockholders shall be deemed waived by any stockholder who attends the meeting in person or by proxy, or who before or after the meeting submits a signed waiver of notice that is filed with the records of the meeting.

	SECTION 4. Quorum. Except as otherwise provided by law or by the Corporation's Articles, the presence in person or by proxy of stockholders of the Corporation entitled to cast at least one-third of the votes entitled to be cast shall constitute a quorum at each meeting of the stockholders; provided, however, that where any provision of law or the Articles permits or requires that stockholders of any series or class of capital stock of the Corporation shall vote as a series or class, stockholders of one-third of the aggregate number of shares of capital stock of that series or class outstanding and entitled to vote shall constitute a quorum at such meeting. Except as otherwise required by law, all questions shall be decided by a majority of the votes cast on such questions, except for the election of directors. A plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director. In the absence of a quorum, the stockholders present in person or by proxy, by majority vote and without notice other than by announcement at the meeting, may adjourn the meeting from time to time as provided in Section 5 of this Article I until a quorum shall attend. The stockholders present at any duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. The absence from any meeting in person or by proxy of holders of the number of shares of stock of the Corporation in excess of one-third that may be required by the laws of the State of Maryland, the Investment Company Act of 1940, as amended, or other applicable statute, the Corporation's Articles or these By-Laws, for action upon any given matter shall not prevent action at the meeting on any other matter or matters that may properly come before the meeting, so long as there are present, in person or by proxy, holders of the number of shares of stock of the Corporation required for action upon the other matter or matters.

	SECTION 5. Adjournment. Any meeting of the stockholders may be adjourned from time to time, without notice other than by announcement at the meeting at which the adjournment is taken to a date not more than 120 (one hundred twenty) days after the original record date. At any adjourned meeting at which a quorum shall be present any action may be taken that could have been taken at the meeting originally called.

	SECTION 6. Organization. At every meeting of the stockholders, the Chairman of the Board, or in his absence or inability to act, the President, or in the absence or inability to act of the Chairman of the Board and the President, a Vice President, shall act as chairman of the meeting. The Secretary, or in the Secretarys absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes of the meeting.

	SECTION 7. Order of Business. The order of business at all meetings of the stockholders shall be as determined by the chairman of the meeting.

	SECTION 8. Voting. Except as otherwise provided by statute or the Corporation's Articles, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the stockholders to one vote for every share of stock standing in his name on the records of the Corporation as of the record date determined pursuant to
Section 9 of this Article I; provided, however, that when required by the Corporation's Articles, the Investment Company Act of 1940, as amended, or the laws of the State of Maryland or when the Board of Directors has determined that the matter affects only the interest of one series or class of stock, matters may be submitted only to a vote of the stockholders of that particular series or class, and each stockholder thereof shall be entitled to votes equal to the shares of stock of that series or class registered in his name on the books of the Corporation.

	Each stockholder entitled to vote at any meeting of stockholders may authorize another person or persons to act for him by a proxy signed by the stockholder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases in which the proxy states that it is irrevocable and in which an irrevocable proxy is permitted by law.

	If a vote shall be taken on any question then unless required by statute or these By-Laws, or determined by the Chairman of the meeting to be advisable, any such vote need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting, or by his proxy, and shall state the number of shares voted.

	SECTION 9. Fixing of Record Date. The Board of Directors may set a record date for the purpose of determining stockholders entitled to vote at any meeting of the stockholders. The record date for a particular meeting shall be not more than 90 ninety) nor fewer than 10 (ten) days before the date of the meeting. All persons who were holders of record of shares as of the record date of a meeting, and no others, shall be entitled to receive notice of and to vote at such meeting and any adjournment thereof.

	SECTION 10. Inspectors. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting or at any adjournment of the meeting. If the inspectors shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at the meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each share, the number of shares represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do those acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the chairman of the meeting or any stockholder entitled to vote at the meeting, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No Director or candidate for the office of Director shall act as inspector of an election of Directors. Inspectors need not be stockholders of the Corporation.

	SECTION 11. Consent of Stockholders in Lieu of Meeting. Except as otherwise provided by statute, any action required to be taken at any meeting of stockholders, or any action that may be taken at any meeting of the stockholder, may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of stockholders' meetings:
(i) a unanimous written consent that sets forth the action and is signed by each stockholder entitled to vote on the matter and (ii) a written waiver of any right to dissent signed by each stockholder entitled to notice of the meeting but not entitled to vote at the meeting.


ARTICLE II

BOARD OF DIRECTORS

	SECTION 1. General Powers. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors. All powers of the Corporation may be exercised by or under authority of the Board of Directors except as conferred on or reserved to the stockholder by law, by the Corporation's Articles or by these By-Laws.

	SECTION 2. Number of Directors. The number of Directors initially shall be nine, and thereafter shall be fixed from time to time by resolution of the Board of Directors adopted by a majority of the entire Board of Directors; provided, however, that the number of Directors shall in no event be fewer than the number required by the Maryland General Corporation Law nor more than twelve. Any vacancy created by an increase in Directors may be filled in accordance with Section 5 of this Article II. No reduction in the number of Directors shall have the effect of removing any Director from office prior to the expiration of his term unless the Director is specifically removed pursuant to Section 6 of this Article II at the time of the decrease. A
Director need not be a stockholder of the Corporation, a citizen of the United States or a resident of the State of Maryland.

	SECTION 3. Election and Term Directors. Directors shall be elected by written ballot at any meeting of stockholders held for that purpose. The term of office of each director, including any director elected to fill a vacancy, shall be from the time of his election and qualification until his successor shall have been elected and shall have qualified, or until his death, resignation or removal, or as otherwise provided by statute or the Corporation's Articles of Incorporation.

	SECTION 4. Removal of Directors. Any Director of the Corporation may be removed only for cause, and not without cause, and only by action of the shareholders taken by the holders of at least 75% of the shares of the class of capital stock then entitled to vote for such director in an election of directors.

	SECTION 5. Vacancies. Any vacancies in the Board of Directors, arising from any cause except an increase in the number of Directors, shall be filled by a vote of the majority of the Board of Directors then in office even though that majority is less than a quorum, provided that no vacancy or vacancies shall be filled by action of the remaining Directors if, after the filling of the vacancy or vacancies, fewer than two-thirds of the Directors then holding office shall have been elected by the stockholders of the Corporation. A majority of the entire Board in office at the time of increase may fill a vacancy which results from an increase in the number of Directors. In the event that at any time a vacancy exists in any office of a Director that may not be filled by the remaining Directors, a special meeting of the stockholders shall be held as promptly as possible, and in any event within 60 (sixty) days, for the purpose of filling the vacancy or vacancies. Any Director elected or appointed to fill a vacancy shall hold office until a successor has been chosen and qualifies or until his earlier resignation or removal.

	SECTION 6. Place of Meetings. Meetings of the Board may be held at any place that the Board of Directors may from time to time determine or that is specified in the notice of the meeting.

	SECTION 7. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at the time and place determined by the Board of Directors.

	SECTION 8. Special Meetings. Special meetings of the Board of Directors may be called by two or more Directors of the Corporation or by the Chairman of the Board or the President.

	SECTION 9. Notice of Special Meetings. Notice of the place and time of every special meeting of the Board of Directors shall be given to each Director at least 2 days before the date of the meeting. Notice to a director may be given by mail, which shall be deemed given when mailed, by telephone or telegram or by leaving the same at the directors residence or usual place of business.

	SECTION 10. Waiver of Notice of Meetings. Notice of any special meeting need not be given to any Director who shall, either before or after the meeting, sign a written waiver of notice that is filed with the records of the meeting or who shall attend the meeting.

	SECTION 11. Quorum and Voting. At all meetings of the Board of Directors a majority shall constitute a quorum for the transaction of business at the meeting and except as otherwise expressly required by statute, the Corporation's Articles, these By-Laws, the Investment Company Act of 1940, as amended, or any other applicable statute, the act of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the Directors present may adjourn the meeting to another time and place until a quorum shall be present. Notice of the time and place of any adjourned meeting shall be given to all Directors. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the meeting as originally called.

	SECTION 12. Organization. The Board of Directors may designate a Chairman of the Board, who shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to act, the President, or, in his absence or inability to act, another Director chosen by a majority of the Directors present, shall act as chairman of the meeting and preside at the meeting. The Secretary, or, in his absence or inability to act, any person appointed by the chairman, shall act as secretary of the meeting and keep the minutes thereof.

	SECTION 13. Committees. The Board of Directors may appoint from among its members an Executive Committee and other committees, each composed of two or more directors, and may delegate to such committees any or all of the powers of the Board in the management of the business and affairs of the Corporation except the power to declare dividends or distributions on stock, to issue stock, to recommend to stockholders any action that requires stockholders approval. In the absence of any member of any such committee, the members thereof present at any meeting , whether or not they constitute a quorum, may appoint a member of the Board to act in the place of such absent member. Committees shall keep minutes of the meetings and report the same to the Board of Directors at the meeting next succeeding, and any action by the Committee shall be subject to revision and alteration by the Board, provided that no right s of third persons shall be affected by any such revision or alteration..

	SECTION 14. Written Consent of Directors in Lieu of a Meeting. Subject to the provisions of the Investment Company Act of 1940, as amended, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

	SECTION 15. Compensation. Each Director may receive compensation for services to the Corporation in their capacities as directors or otherwise in such manner and in such amounts as may from time to time be fixed by the Board of Directors.

ARTICLE III

OFFICERS

	SECTION 1. Number and Qualifications. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may elect or appoint one or more Vice Presidents and may also appoint any other officers, agents and employees it deems necessary or proper. Any two or more offices may be held by the same person, except the offices of President and Vice President, but no officer shall execute, acknowledge or verify any instrument in more than one capacity. Officers shall be elected by the Board of Directors each year and shall serve for one year and until their successors shall have been duly elected and shall have qualified. Officers shall serve at the pleasure of the Board of Directors.. Such other officers and agents as it shall deem necessary shall exercise such powers and perform such duties and shall hold their offices for such terms as may be determined from time to time by the Board.

	SECTION 2. Compensation. The compensation of the officers of the Corporation shall be fixed by the Board of Directors.

	SECTION 3. Bonds or Other Security. If required by the Board, any officer, agent or employee of the Corporation shall give a bond or other security for the faithful performance of his duties, in an amount and with any surety or sureties as the Board may require.

	SECTION 4. The President; The President shall be the principal executive officer of the Corporation. Subject to the control of the Board of Directors, the President shall have general charge of the business and affairs of the Corporation, except as other wise provided in procedures with respect to the trading activities adopted or amended from time to time by the Board, and shall see that all orders and resolutions of the Board are carried into effect in the absence of the Chairman of the Board (or if there is none), the President shall preside at all meetings of the stockholders and directors.

	SECTION 5. Vice President. Each Vice President shall have the powers and perform the duties that the Board of Directors or the President may from time to time prescribe.

	SECTION 6. Treasurer. the Treasurer shall have charge and custody of and be responsible for, all the funds and securities of the Corporation , except those which the Corporation has placed in the custody of a bank or trust company or member of a national securities exchange (as that term is defined in the 1934 Act) pursuant to written agreement designating such bank or trust company or member of a national securities exchange as custodian of the property of the Corporation and; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; and, in general, he shall perform all duties incident to the office of Treasurer and such other duties as may from time to time be assigned by the Board of Directors or the President.

	SECTION 7. The Secretary And Assistant Secretaries. The Secretary shall attend all meetings of the Board and all meeting s of the shareholders and record the proceedings of the meetings of the Corporation and the Board in a book to be kept for that purpose and shall perform like duties for committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board and shall perform such other duties as may be prescribed by, and under the supervision of, the Board. the Secretary shall keep in safe custody the seal of the Corporation and affix and attest the seal to all documents to be executed on behalf of the Corporation under its seal. Each Assistant Secretary, if any, shall assist the secretary perform such duties and exercise such power of the Secretary as the Board or the President may from time to time prescribe.






ARTICLE IV

CERTIFICATES OF STOCK

	SECTION 1. Stock Certificates. Each holder of stock of the Corporation shall be entitled upon request to have a certificate or certificates, in such form approved by the Board, representing the number of shares of stock of the Corporation owned by such shareholder . The certificates representing shares of stock shall be signed by or in the name of the Corporation by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer and sealed with the seal of the Corporation. Any or all of the signatures or the seal on the certificate may by facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still in the office at the date of issue.

	SECTION 2. Regulations. The Board of Directors may make any additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

	SECTION 3. Lost. Destroyed or Mutilated Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of such certificate and the Corporation may issue a new certificate of stock in the place of any certificate therefore issued by it which the owner thereof shall allege to have been stolen, lost or destroyed or that shall have been mutilated, and the Board may, in its discretion, require such owner or such owners legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with any surety or sureties, as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged , loss or destruction of any such certificate, or issuance of a new certificate. Anything herein to the contrary notwithstanding, the Board of Directors, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of Maryland.

	SECTION4. Information to Stockholders and Others. Any stockholder of the Corporation or his agent may inspect and copy during the Corporation's usual business hours the Corporations' By-Laws, minutes of the proceedings of its stockholders, annual statements of its affairs and voting trust agreements on file at its principal office.


ARTICLE V

STOCK LEDGER AND TRANSFER OF STOCK

	The Corporation shall maintain at the offices of the Transfer Agent an original stock ledger containing the names and addresses of all shareholders and the number of shares of each class held by each shareholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable period of time for visual inspection .

	The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as owner of shares entitled to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim or interest in such shares on the part of any other person, whether or not it shall have received express or other notice thereof, except as otherwise provided by the laws of Maryland.

	Transfers of shares of the Corporation shall be made on the stock records of the Corporation only by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with the transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon.


 ARTICLE VI

SEAL

	The seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, the words "Corporate Seal" and "Maryland" and any emblem or device approved by the Board of Directors. The seal may be used by causing it or a facsimile to be impressed or affixed or in any other manner reproduced, or by placing the word "(seal)" adjacent to the signature of the authorized officer of the Corporation.


ARTICLE VII

FISCAL YEAR

	The Corporation's fiscal year shall be fixed by resolution of the Board of Directors.


ARTICLE VIII

EXECUTION OF INSTRUMENTS

	Checks, drafts, orders for payment of money, notes and other evidences of indebtedness, and any other instruments shall be signed by the President or such other officers as the Board by resolution shall from time to time designate.


ARTICLE IX

AMENDMENTS

	The Board shall have the power at any regular meeting, or at any special meeting if notice thereof be included in the notice of such special meeting, to alter or repeal any bylaw of the corporation and to make new bylaws.

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